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                                                                   EXHIBIT 10.1



               ASSET PURCHASE AND LIABILITIES ASSUMPTION AGREEMENT

                                  BY AND AMONG

                       TRINITY HUMAN SERVICES CORPORATION,

                         TRINITY REGIONAL HEALTH SYSTEM,

                      NEW AMERICAN HEALTHCARE CORPORATION,

                                       AND

                               NAHC OF IOWA, INC.


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
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                               TABLE OF CONTENTS

ARTICLE 1 PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES .....................2
     SECTION 1.1   Incorporation of Recitals ...................................2
     SECTION 1.2   Sale and Purchase of Assets .................................2
     SECTION 1.3   Condition of Assets .........................................2
     SECTION 1.4   Liabilities .................................................2
     SECTION 1.5   Assumption of Contracts, Agreements, and Leases .............3
     SECTION 1.6   Purchase Price; Adjustments to Purchase Price ...............3
     SECTION 1.7   Adjustment Procedure ........................................3
     SECTION 1.8   Tax Allocation ..............................................4
     SECTION 1.9   Costs and Expenses ..........................................4
     SECTION 1.10  Proration of Income and Expenses ............................4
     SECTION 1.11  Real Estate Taxes ...........................................4
     SECTION 1.12  Closing .....................................................4
     SECTION 1.13  Abandonment Date ............................................6

ARTICLE 2 OTHER AGREEMENTS .....................................................7
     SECTION 2.1   Due Diligence Review ........................................7
     SECTION 2.2   Real Property ...............................................7
     SECTION 2.3   Employees ...................................................9
     SECTION 2.4   Noncompetition Agreement ...................................10
     SECTION 2.5   Escrow Agreement ...........................................10
     SECTION 2.6   Collective Bargaining Agreement ............................11
     SECTION 2.7   Estoppel Certificates ......................................11
     SECTION 2.8   Storage Tank Removal and Replacement .......................11
     SECTION 2.9   Severance Payments to Senior Management ....................11
     SECTION 2.10  Further Assurances .........................................11
     SECTION 2.11  Management Information System ..............................11
     SECTION 2.12  Access to Information ......................................12
     SECTION 2.13  Billing Agent Agreement ....................................12
     SECTION 2.14  Assumption of DTC Agreement ................................13
     SECTION 2.15  Buyer's Participation in Seller's Preparation for
                   JCAHO Resurvey..............................................13

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER AND NAHC ...................13
     SECTION 3.1   Organization, Qualification, and Corporate Power of Seller..13
     SECTION 3.2   Subsidiaries and Shareholders ..............................13
     SECTION 3.3   Validity ...................................................13
     SECTION 3.4   Default ....................................................14
     SECTION 3.5   Title to Assets ............................................14
     SECTION 3.6   Contracts and Leasehold Interests ..........................14
     SECTION 3.7   Trademarks, Patents, and Other Rights ......................15
     SECTION 3.8   Proprietary Information of Third Parties ...................15
     SECTION 3.9   Litigation and Investigations . ............................15

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
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
     SECTION 3.10  Approvals ..................................................16
     SECTION 3.11  Taxes ......................................................16
     SECTION 3.12  Insurance Coverage .........................................16
     SECTION 3.13  Fees and Commissions .......................................17
     SECTION 3.14  Insider Interests ..........................................17
     SECTION 3.15  Other Approvals ............................................17
     SECTION 3.16  Environmental Liabilities ..................................17
     SECTION 3.17  Employees ..................................................18
     SECTION 3.18  Disclosure .................................................18
     SECTION 3.19  FIRPTA .....................................................18
     SECTION 3.20  Condemnation ...............................................19
     SECT10N 3.21  Zoning .....................................................19
     SECTION 3.22  Bankruptcy .................................................19
     SECTION 3.23  Real Property Taxes ........................................19
     SECTION 3.24  Insurance Compliance .......................................19
     SECTION 3.25  Disability .................................................19
     SECTION 3.26  Independence ...............................................20
     SECTION 3.27  Licenses and Accreditation .................................20
     SECTION 3.28  Hill Burton and FEMA .......................................20
     SECTION 3.29  Payors .....................................................20
     SECTION 3.30  Medical Staff ..............................................21
     SECTION 3.31  Compliance with Medicare and Medicaid Programs .............21
     SECTION 3.32  Compliance with Programs - Generally .......................22
     SECT10N 3.33  Medicare/Medicaid Certification ............................22
     SECTION 3.34  Year 2000 Compliance .......................................22
     SECTION 3.35  Financial Statements .......................................22

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER AND TRHS ....................23
     SECTION 4.1   Organization, Qualification, and Corporate Power of Buyer ..23
     SECTION 4.2   Validity ...................................................23
     SECTION 4.3   Fees and Commissions .......................................24
     SECTION 4.4   Other Approvals ............................................24
     SECTION 4.5   Financial Statements .......................................24
     SECTION 4.6   Disclosure .................................................24

ARTICLE 5 COVENANTS OF NAHC AND SELLER ........................................24
     SECTION 5.1   Operation of Business ......................................24
     SECTION 5.2   Liens on Assets ............................................24
     SECTION 5.3   Litigation .................................................24
     SECTION 5.4   Non-Contravention ..........................................25
     SECTION 5.5   Standstill .................................................25
     SECTION 5.6   Insurance ..................................................25
     SECTION 5.7   Third-Party Consents .......................................25
     SECTION 5.8   Regulatory Approvals .......................................25
     SECTION 5.9   Non-Solicitation ...........................................25

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
     SECTION 5.10  General Cooperation ........................................25
     SECTION 5.11  Real Property ..............................................25
     SECTION 5.12  Board of Director and Lender Group Approvals ...............26

ARTICLE 6 COVENANTS OF TRHS AND BUYER .........................................26
     SECTION 6.1   Third-Party Consents .......................................26
     SECTION 6.2   Regulatory Approvals .......................................26
     SECTION 6.3   General Cooperation ........................................26
     SECTION 6.4   Employees of Seller ........................................26
     SECTION 6.5   Medical Staff ..............................................26
     SECTION 6.6   Board of Director and Other Approvals ......................27
     SECTION 6.7   Non-Contravention ..........................................27

ARTICLE 7 CONDITIONS TO THE OBLIGATIONS OF TRHS AND BUYER .....................27
     SECTION 7.1   Opinion of Sellers' Counsel ................................27
     SECTION 7.2   Representations and Warranties .............................27
     SECTION 7.3   Compliance with Covenants ..................................27
     SECTION 7.4   Corporate Proceedings ......................................27
     SECTION 7.5   No Adverse Change ..........................................27
     SECTION 7.6   Regulatory Approvals .......................................28
     SECTION 7.7   Supporting Documents .......................................28

ARTICLE 8 CONDITIONS TO THE OBLIGATIONS OF NAHC AND SELLER ....................28
     SECTION 8.1   Opinion of Buyer's Counsel .................................28
     SECTION 8.2   Representations and Warranties .............................28
     SECTION 8.3   Compliance with Covenants ..................................28
     SECTION 8.4   Supporting Documents .......................................28

ARTICLE 9 JOINT COVENANTS OF THE PARTIES ......................................28
     SECTION 9.1   Confidentiality of Business Information . ..................28
     SECTION 9.2   Confidentiality of this Agreement ..........................29
     SECTION 9.3   Return of Information ......................................29

ARTICLE 10 INDEMNIFICATION ....................................................29
     SECTION 10.1  Survival; Right to Indemnification Not Affected
                   by Knowledge ...............................................29
     SECTION 10.2  Indemnification and Payment of Damages by Seller and NAHC...29
     SECTION 10.3  Indemnification and Payment of Damages by Buyer ............30
     SECTION 10.4  Liability and Risk of Loss .................................31
     SECTION 10.5  Procedure for Indemnification - Third Party Claims .........31
     SECTION 10.6  Procedure for Indemnification - Other Claims ...............32
     SECTION 10.7  Time Limitations - General .................................32
     SECTION 10.8  Time Limitations for Buyer and Seller
                   Post-Closing Obligations ...................................33
     SECTION 10.9  Time Limitations for Seller's or NAHC's Breach
                   of Section 3.31 ............................................33
     SECTION 10.10 Initial Expenditure ........................................33
     SECTION 10.11 Maximum Amount - Seller and NAHC ...........................34




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

     SECTION 10.12 Maximum Amount - Buyer .....................................34

ARTICLE 11 MISCELLANEOUS ......................................................34
     SECTION 11.1   Termination Events ........................................34
     SECTION 11.2   Notice ....................................................35
     SECTION 11.3   Survival of Provisions ....................................36
     SECTION 11.4   Amendment .................................................36
     SECTION 11.5   Assignment ................................................36
     SECTION 11.6   Severability ..............................................37
     SECTION 11.7   Choice of Law .............................................37
     SECTION 11.8   Binding Benefit ...........................................37
     SECTION 11.9   Headings ..................................................37
     SECTION 11.10  Counterparts ..............................................37
     SECTION 11.11  Expenses ..................................................37
     SECTION 11.12  Waiver ....................................................37
     SECTION 11.13  Construction ..............................................37
     SECTION 11.14  Cumulative Remedies .......................................37
     SECTION 11.15  Casualty or Condemnation ..................................38
     SECTION 11.16  Arbitration ...............................................38
     SECTION 11.17  Knowledge of NAHC and Seller ..............................38
     SECTION 11.18  Completion of Schedules ...................................39
     SECTION 11.19  Entire Agreement ..........................................39

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                               LIST OF SCHEDULES


SCHEDULE 1.2(a)      ASSETS

SCHEDULE 1.2(b)      EXCLUDED ASSETS

SCHEDULE 1.4         ASSUMED LIABILITIES

SCHEDULE 1.5         CONTRACTS

SCHEDULE 1.8         TAX ALLOCATION

SCHEDULE 1.12(a)     THE DEEDS

SCHEDULE 1.12(b)     PERMITTED EXCEPTIONS

SCHEDULE 2.4         NONCOMPETITION AGREEMENT

SCHEDULE 2.5         ESCROW AGREEMENT

SCHEDULE 2.7         FORM TENANT ESTOPPEL LETTER

SCHEDULE 2.9         SEVERANCE PACKAGE

SCHEDULE 2.11        SUBLICENSE AGREEMENT

SCHEDULE 2.13        BILLING AGENT AGREEMENT

SCHEDULE 2.14        DTC ASSIGNMENT AND ASSUMPTION AGREEMENT

SCHEDULE 3.0         SELLER'S AND NAHC'S DISCLOSURE SCHEDULE

SCHEDULE 3.12        SELLER'S INSURANCE

SCHEDULE 3.27        SELLER'S LICENSES AND PERMITS

SCHEDULE 3.30        SELLER'S MEDICAL STAFF

SCHEDULE 4.0         BUYER'S AND TRHS' DISCLOSURE SCHEDULE

SCHEDULE 7.1         OPINION OF SELLER'S COUNSEL

SCHEDULE 8.1         OPINION OF BUYER'S COUNSEL




                                       v

               ASSET PURCHASE AND LIABILITIES ASSUMPTION AGREEMENT
                                  BY AND AMONG
                       TRINITY HUMAN SERVICES CORPORATION,
                         TRINITY REGIONAL HEALTH SYSTEM,
                      NEW AMERICAN HEALTHCARE CORPORATION,
                                       AND
                               NAHC OF IOWA, INC.
                              -------------------

         THIS ASSET PURCHASE AND LIABILITIES ASSUMPTION AGREEMENT (the "AGREEMENT"), dated as of this 30th day of June, 1999 (the "Effective Date"), is made by and among Trinity Human Services Corporation, a non-profit corporation duly organized and validly existing under the laws of the State of Illinois ("Buyer"), Trinity Regional Health System, a non-profit corporation duly organized and validly existing under the laws of the State of Illinois
("TRHS"), New American Healthcare Corporation, a for profit corporation duly organized and validly existing under the laws of the State of Delaware ("NAHC"), and NAHC of Iowa, Inc., d/b/a Davenport Medical Center, a for profit corporation duly organized and validly existing under the laws of the State of Tennessee ("Seller").

         WHEREAS, Seller owns the assets of and operates a for profit acute care hospital with an included skilled nursing unit, located at 1111 West Kimberly Avenue, Davenport, Iowa (the "HOSPITAL FACILITY"), as well as three (3) medical office buildings located as 3801 Marquette Street, Davenport, Iowa, 3904 Lillie Avenue, Davenport, Iowa, and 3906 Lillie Avenue, Davenport, Iowa, respectively (the "MEDICAL OFFICE BUILDINGS");

         WHEREAS, NAHC is the corporate parent of Seller;

         WHEREAS, TRHS is the parent corporation of certain health care providers in the State of Illinois;

         WHEREAS, TRHS is the corporate parent of Buyer;

         WHEREAS, Seller desires to sell, and NAHC desires to cause Seller to sell, certain of its assets to Buyer, all as set forth herein; and

         WHEREAS, Buyer desires to purchase, and TRHS desires to cause Buyer to purchase, certain assets of Seller, all as set forth herein.

         NOW THEREFORE, in consideration of the premises and covenants as set forth herein, and subject to the representations, warranties, and conditions contained herein, the parties agree as follows:

                                    ARTICLE I
                               PURCHASE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

         SECTION 1.1 INCORPORATION OF RECITALS. The recitals set forth above are incorporated herein by reference.

         SECTION 1.2 SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Closing Date (as defined below), Seller shall sell, convey, assign, transfer, and deliver, or cause to be sold, conveyed, assigned, transferred, and delivered, to Buyer and Buyer shall purchase and acquire from Seller, certain Assets (as defined below) of Seller, free and clear of any title defect, mortgage, assignment, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, easement, option, right or claim of others, or charge or encumbrance of any kind whatsoever (other than the exceptions specifically set forth herein), in exchange for the Purchase Price (as defined below) and Buyer's assumption of certain Assumed Liabilities (as defined below). The term "ASSETS" shall mean certain parcels of land owned by Seller, including all improvements and structures located on such parcels (the "REAL PROPERTY"), a legal description of which is set forth Schedule 1.2(a), attached hereto and incorporated by reference, and certain other tangible and intangible assets also as specifically set forth on the incorporated Schedule 1.2(a). Specifically excluded from this Agreement, the Assets, and the purchase obligations herein are those assets and properties set forth on Schedule 1.2(b), attached hereto and incorporated by reference, including, without limitation, cash and cash equivalents, insurance proceeds, accounts receivable, and rights to claims of, and monies due, Seller if any.

         SECTION 1.3 CONDITION OF ASSETS. Other than with respect to the representations and warranties herein provided, Seller shall transfer the Assets to Buyer and Buyer shall accept the Assets from Seller AS IS WITH NO WARRANTY OF HABITABILITY OR FITNESS FOR HABITATION, WITH RESPECT TO THE LAND, BUILDINGS AND IMPROVEMENTS, AND WITH NO WARRANTIES, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE EQUIPMENT, INVENTORY AND SUPPLIES, AND ANY AND ALL OF WHICH WARRANTIES SELLER HEREBY DISCLAIMS. All of the Assets shall be further subject to normal wear and tear on the land, buildings, improvements and equipment and normal and customary use and disposal of inventory and supplies in the ordinary course of business up to the Closing Date.

         SECTION 1.4 ASSUMPTION OF LIABILITIES. Simultaneous with its purchase of the Assets, Buyer shall assume the payment and performance of certain obligations of Sellers from and after the Closing (as defined below), as are specifically described on Schedule 1.4, attached hereto and incorporated by reference. The foregoing described liabilities shall hereinafter be referred to collectively as the "ASSUMED LIABILITIES." Except as set forth on Schedule 1.4, Buyer shall not satisfy or assume any liability or obligation for any liability not specifically identified or scheduled herein, including, without limitation, any liabilities with respect to Seller's employees, employee




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benefit plans, salaries, any unpaid overtime, back wages, associated tax liabilities, or other benefits or obligations.

         SECTION 1.5 ASSUMPTION OF CONTRACTS, AGREEMENTS, AND LEASES. Simultaneous with the purchase of the Assets, Buyer will prospectively assume all of the contracts, agreements, and leases of Seller, as disclosed on Schedule
1.5 (the "CONTRACTS"), to the extent such Contracts can be assumed. All reasonable costs associated with the assignment of the Contracts to Buyer shall be borne by Seller; provided, that Seller shall have no obligation to make such payment. Notwithstanding the foregoing, Buyer shall have no obligation to assume any Contract if the assumption thereof would require Buyer to make a payment in consideration of the assignment in an amount that Buyer considers unreasonable, unless Seller elects to make such payment instead.

         SECTION 1.6 PURCHASE PRICE; ADJUSTMENTS TO PURCHASE PRICE. Buyer shall pay to Seller as consideration for the Assets the sum of five million seven hundred thousand dollars ($5,700,000), plus the Adjustable Amount (the "PURCHASE PRICE"). Three hundred fifteen thousand dollars ($315,000) of the Purchase Price, less the sum (but not more than forty thousand dollars ($40,000)) of any amount expended by Seller prior to the Closing for the purposes described in
Section 2.8 (the "DEPOSIT REDUCTION") shall be deposited with the Escrow Agent (as defined below) pursuant to the Escrow Agreement (as defined below) (the "DEPOSIT"). For purposes of this Section 1.6, the "ADJUSTABLE AMOUNT" means a sum equal to the value (positive or negative) of the "Current Assets" listed on
Schedule 1.2(a), minus the value of the "Current Assumed Liabilities" listed on
Schedule 1.4, and minus the value of any long-term liabilities of Seller set forth on Schedule 1.4 that Buyer agrees to assume, which shall be estimated by the parties in good faith not earlier than five (5) days prior to the Closing based on the most current interim financial statements with provisional adjustments as shall be mutually agreed to by the parties and subject to the adjustment procedure set forth below.

         SECTION 1.7 ADJUSTMENT PROCEDURE. No later than sixty (60) days after the Closing, Buyer shall provide to Seller a balance sheet as of the Closing Date, reflecting the items listed above determined in accordance with generally accepted accounting principles applied consistently with prior periods (the "FINAL CLOSING STATEMENT") and the recalculation of the Adjustable Amount based on the Final Closing Statement (the "FINAL ADJUSTABLE AMOUNT"). Within ten (10) days after Seller has received the Final Closing Statement and the Final Adjustable Amount, Seller shall provide Buyer with notice, informing Buyer whether or not it agrees with the Final Adjustable Amount ("Seller's Notice"). In the event that Seller agrees with Buyer's calculations and the Final Adjustable Amount is greater than the Adjustable Amount paid by Buyer at Closing, Buyer shall pay Seller the difference between the Final Adjustable Amount and the Adjustable Amount within ten (10) days after Seller's Notice. In the event that Seller agrees with Buyer's calculations and the Final Adjustable Amount is less than the Adjustable Amount paid by Buyer at Closing, Seller shall pay Buyer the difference between the Adjustable Amount and the Final Adjustable Amount within ten (10) days after Seller's Notice. If Seller disagrees with Buyer's calculations, the parties shall work in good faith to resolve any disputes, as promptly as possible. If the parties have not agreed upon the Final Closing Statement within thirty (30) days of Seller's delivery of notice of its objection to the Final Closing Statement, then either party may submit the dispute for resolution under Section 11.16 of this Agreement.

         SECTION 1.8 TAX ALLOCATION. The parties agree to allocate the Purchase Price and the Assumed Liabilities among the Assets for all purposes (including financial, accounting, and tax purposes) in accordance with the allocation set forth on Schedule 1.8, attached hereto and incorporated by reference, and shall make all necessary filings (including those required under Internal Revenue Code
Section 1060) in accordance with that allocation.

         SECTION 1.9 COSTS AND EXPENSES. Except as otherwise set forth herein and except for expenses related to the sale of the Real Property to Buyer, each party shall pay its own expenses associated with and incident to the transactions contemplated hereby, including, without limitation, recording fees at the Closing (as defined below). With respect to the expenses related to the sale of the Real Property to Buyer (i.e., the Surveys (as defined below), the Title Policies (as defined below), and transfer taxes), Buyer shall be responsible for paying the first twenty thousand dollars ($20,000) of such expenses and Seller shall pay all other expenses related to such sale. The costs and expenses shall not include the cost of any additional endorsement to the Title Policies (as defined below) requested by Buyer. The cost of such additional endorsements to the Title Policies shall be the sole responsibility of Buyer.

         SECTION 1.10 PRORATION OF INCOME AND EXPENSES. All rental income and lease payments related to the Real Property and the tangible Assets shall be prorated as of the date of the Closing (as defined below) and the Purchase Price shall be adjusted in accordance with such proration.

         SECTION 1.11 REAL ESTATE TAXES. Seller shall pay in full and all real estate tax bills issued by the Scott County Treasurer for all periods through the Closing Date (as defined below) for tax parcels Z0019-86, P1408D01C, P1408DO8A, P1409-01, P1409-02 at closing or, if not issued at time of closing, within 10 days of the issuance of such property tax bills.

         SECTION 1.12 CLOSING. The closing of the transactions contemplated by this Agreement shall be effective as of the later to occur of (i) 12:01 a.m.
(CST) on August 1, 1999, or (ii) the date fifteen (15) days after Buyer and/or Seller have obtained all regulatory approvals and acknowledgments from federal and state government agencies necessary for consummation of the transactions contemplated hereby and for the operation of the Hospital Facility as an acute care hospital with a skilled nursing unit and all waiting periods for transfer of any license or permit to Buyer have expired (such closing being called the "CLOSING" and such date being called the "CLOSING DATE"). At the Closing, Seller shall deliver to Buyer the following:

            (a) Bills of sale and assignments transferring to Buyer all of the Assets (other than for the Real Property), together with certificates or other evidence of title to the Assets (other than for the Real Property), properly endorsed to Buyer; and

            (b) Assignment and assumption agreements, transferring Seller's rights and obligations with respect to the Contracts to Buyer; and

            (c) To the extent required and obtained, consents to the assignment and assumption agreements from each of the other parties to such Contracts; and

              (d) To the extent not previously provided by Seller to Buyer, copies of each such Contract; and

              (e) An opinion of counsel to Seller and NAHC, regarding the due organization and existence of Seller and NAHC, the authority of Seller and NAHC to conclude the transactions provided for herein, and the due execution of the instruments at the Closing, and other matters set forth therein acceptable in form and substance to Buyer and TRHS; and

              (f) The Deeds (the "DEEDS") in form and substance as in Schedule 1.12(a) attached hereto and incorporated by reference, duly executed and acknowledged by Seller, conveying to Buyer the Real Property in marketable fee simple, free and clear of any lien, encumbrance, or exception other than the Permitted Exceptions (as defined in Schedule 1.12(b)) applicable to the Real Property; and

              (g) The Title Policies (as defined below) covering the Real Property or assurance (in form satisfactory to Buyer) that the Title Policies have been obtained by Seller and Buyer will receive them as soon as possible after the Closing; and

              (h) Ad valorem tax statements for the Real Property for the calendar year prior to the Closing, if available and if not previously presented; and

              (i) Possession of the Real Property and all other tangible assets; and

              (j) To the extent obtained, the Tenant Estoppel Letters (as defined below); and

              (k) If not previously provided, Uniform Commercial Code financing statement searches from the Secretary of State of Iowa and from the county records of Scott County indicating that there are no financing statements affecting any part of the Real Property other than the Permitted Exceptions; and

              (1) Such other evidence of the authority and capacity of Seller and its representatives as the Title Company (as defined below) may reasonably require; and

              (m) Such other items as are set forth elsewhere in this Agreement and as Buyer and its counsel may reasonably request.

         If Seller is not a "foreign person," as defined in the Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as amended (the "CODE"), then at the Closing it will deliver to Buyer a certificate so stating. If it is a "foreign person" or if it fails to deliver the required certificate at the Closing, then in either such event the payment of the Purchase Price to Seller at the Closing will be adjusted to the extent required to comply with the withholding provisions of the Code; and although the amount withheld will still be paid at the Closing by Buyer, it will be retained by a mutually acceptable escrow agent for delivery to the Internal Revenue Service together with the appropriate Code forwarding forms (and with copies being provided both to Seller and to Buyer). The following parties are hereby approved as mutually acceptable escrow agents in the event that withholding is warranted in accordance with the immediately preceding sentence (listed in order of decreasing preference): the Title Company, Buyer's "independent CPA" (i.e., a certified public accountant who is associated with an independent CPA firm), and a mutually acceptable federally-insured financial institution.

         At the Closing, Buyer shall deliver to Seller the following:

              (i) Assignment and assumption agreements, pursuant to which Buyer accepts assignment of Seller's rights and obligations with respect to the Contracts; and

              (ii) An opinion of counsel to Buyer and TRHS, regarding the due organization and existence of Buyer and TRHS, the authority of Buyer and TRHS to conclude the transactions provided for herein, and the due execution of the instruments at the Closing, and other matters set forth therein acceptable in form and substance to Seller and NAHC; and

              (iii) By wire transfer of federal funds, the total amount of the
                    Purchase Price less the amount of the Deposit; and

              (iv) By wire transfer of federal funds, the Buyer's Severance Payment (as defined below); and

              (v) Such other items as are set forth elsewhere in this Agreement and as Seller and its counsel shall reasonably request.

         At the Closing, Buyer shall deliver to Escrow Agent (as defined below) the Deposit pursuant to the Escrow Agreement (as defined below).

         SECTION 1.13 ABANDONMENT DATE. Notwithstanding anything herein to the contrary, if the Closing does not take place by the close of business on September 1, 1999 (the "ABANDONMENT DATE"), any party shall have the option to terminate this Agreement on or within five (5) working days after the Abandonment Date, in which case this Agreement will terminate in its entirety as to all parties hereto; provided, however, that if the Closing does not take place as a result solely of any delay in obtaining any regulatory approval and Buyer has diligently pursued the same, the Abandonment Date automatically shall be extended for an additional fifteen (15) days; provided further, however, that if such regulatory approval is not obtained or the Closing does not otherwise occur within such extended period, any party may terminate this Agreement, in which case this Agreement shall terminate in its entirety as to all parties hereto. The foregoing shall not be construed to terminate or otherwise affect any claims any party may have against any of the others for breach of any obligation arising out of this Agreement, or any other agreement entered into in connection herewith, prior to the Abandonment Date. The parties will seek and use their reasonable



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


efforts to obtain all governmental and regulatory approvals for the consummation of the transactions contemplated by this Agreement, and the parties will cooperate with each other and their respective agents with respect to obtaining such governmental and regulatory approvals.

                                    ARTICLE 2
                                OTHER AGREEMENTS

         SECTION 2.1 DUE DILIGENCE REVIEW. TRHS, Buyer, and their agents and representatives shall have the right to review and inspect the Assets and the Assumed Liabilities and to conduct, at TRHS' and Buyer's sole cost and expense, such other due diligence as TRHS and Buyer shall deem appropriate. NAHC and Seller shall cooperate with TRHS and Buyer by promptly providing reasonable access to the Assets and all information and materials reasonably requested by the TRHS and Buyer in connection therewith, and the Assumed Liabilities. Such inspections shall not interfere with Seller's business and shall be conducted by TRHS, Buyer, and their agents and representatives on business days during normal business hours, unless otherwise agreed; provided, however, that in order to minimize disruption of Seller's business, prior to any inspections or contacts with Seller's employees, TRHS and Buyer shall coordinate such inspections and contacts with Randy Starkweather or such other person designated by NAHC and Seller for such purpose. Except as otherwise provided in Section 2.2(e), TRHS and Buyer shall have the right to terminate this Agreement by written notice to NAHC and Seller on or prior to July 1, 1999, if TRHS' and Buyer's due diligence reveals questions or issues, in TRHS' and Buyer's sole discretion, as to the nature or worth of the Assets, the nature or extent of the Assumed Liabilities, the viable operation of the Hospital Facility as an acute care hospital with a skilled nursing unit, or any other matter impacting the transactions contemplated herein (the "DUE DILIGENCE TERMINATION DATE"). In the event this Agreement is terminated pursuant to this Section 2.1, the parties shall have no further liabilities or obligations to each other.

         SECTION 2.2 REAL PROPERTY.

            (a) Seller shall order, as soon as possible and not later than three (3) days after the Effective Date, from Chicago Title and Trust Company, or such other company as agreed to by the parties (the "TITLE COMPANY"), title commitments covering each parcel of the Real Property (the legal descriptions of the Real Property as set forth in Schedule 1.2(a), unless and to the extent modified by the Surveys (as defined below) applicable thereto, shall be deemed incorporated in this Agreement), listing Buyer as the proposed insured and showing the value allocated to the Real Property as set forth on
                 Schedule 1.8 as the proposed amount for each policy. The title commitments shall contain the express commitment of the Title Company to issue Owner's Policies of title insurance
                 (the "TITLE POLICIES") to Buyer in such amount, insuring such title as is specified in each title commitment, with the standard printed exceptions endorsed or deleted in accordance with the provisions hereof and with an exception for tenants in possession. At such time as Seller causes the title commitments to be furnished to Buyer, Seller shall further cause to be furnished to Buyer true, correct, and legible copies of all instruments referred to in the title commitments as conditions or exceptions to title, including liens, certificates from the Title Company (or such other certificates as may be acceptable to Buyer) stating that searches have been made of both the state and county records wherein financing statements and security agreements are filed pursuant to the Uniform Commercial Code of the state in which the Real
                 Property is located, and that such searches indicate that no security interests or liens of any kind or nature, including, but not limited to, any equipment financing or leasing arrangements, are claimed by any person against the Real Property, or any part thereof other than the Permitted Exceptions. Further, Seller shall deliver to Buyer reissued title commitments on or before the date which is ninety (90) days after the effective date of the title commitments if the Closing Date is more than ninety (90) days after such effective date thereof. Seller shall order endorsements to the Title Policies requested by Buyer; however, the cost of all endorsements requested by Buyer shall be the sole responsibility of the Buyer.

            (b) At the Closing, Seller shall cause the Title Policies to be furnished to Buyer or shall provide to Buyer an assurance
                 (in form acceptable to Buyer) that the Title Policies have been obtained by Seller and Seller will furnish to Buyer the Title Policies as soon as possible after the Closing. Each Title Policy shall be issued in the amount set forth above and shall insure fee simple, indefeasible title to the Real Property covered thereby in Buyer. Each Title Policy may contain the Permitted Exceptions applicable to the Real Property covered thereby, but shall contain no additional exceptions to title; provided, however, the exception for taxes and assessments in each Title Policy shall be limited only to "taxes and assessments for the year 1999 and subsequent years, none of which are yet due and payable." All conditions and requirements set forth on Schedule B of each title commitment must be resolved or satisfied prior to or at Closing and such items must not appear on the Title Policies issued pursuant thereto.

            (c) Seller shall, as soon as possible after the Effective Date, cause to be prepared and furnished to Buyer and the Title Company, five (5) copies of the ALTA/ACSM surveys covering the Real Property (the "SURVEYS"), prepared by Verbecke-Meyer (the "SURVEYOR"). The Surveys shall be dated after the Effective Date, shall include a metes and bounds legal description of the Real Property (which shall be deemed incorporated in this Agreement and shall be used in the Title Policies and the Deeds), shall accurately show the location and dimensions of all the improvements, encroachments, uses (including the location of all highways, streets, roads, easements, alleys and rights-of-way upon or adjacent to the Real Property) and encumbrances which are visible on the ground or listed on the title commitment (identifying each by volume and page reference, if applicable), shall recite the area of the Real Property, shall show all building set-back lines, shall contain certificates specifically addressed to Buyer and the Title Company, and shall contain a surveyor's certificate in a form acceptable to Buyer. The Surveys shall be incorporated by reference in Schedule 1.2(a) and to the extent the Surveys are inconsistent with the description of the Real Property set forth in Schedule 1.2(a), the Surveys shall prevail. The Surveys must be satisfactory to the Title Company so as to permit it to amend the survey exceptions in the Title Policies to be issued to Buyer as required herein.

            (d) If Buyer shall object to any such matters shown or referred to in the title commitments or on the Surveys, Buyer shall provide Seller with notice of its objections within ten (10) days of the receipt of the title commitments and the surveys, as the case may be, and Seller shall use its best efforts to cure Buyer's objections prior to the Closing Date; provided, that Seller shall not be obligated to pay to cure any of Buyer's objections to the surveys. If Seller is unable to cure Buyer's objections prior to the Closing Date, Buyer shall have the option to (i) waive Buyer's objections and purchase the Real Property as otherwise contemplated in this Agreement, and Seller shall convey the Real Property to Buyer by the Deed, (ii) accept an abatement of the Purchase Price satisfactory to Buyer and Seller and purchase the Real Property as otherwise contemplated in this Agreement, or (iii) terminate this Agreement.

            (e) TRHS and Buyer shall have the right to physically inspect the Real Property any time prior to Closing, conduct such feasibility studies as Buyer may elect, and determine whether the Real Property is satisfactory for Buyer's contemplated use thereof. TRHS and Buyer shall coordinate such inspections and studies with Randy Starkweather or such other person designated by NAHC and Seller for such purpose. Buyer or Buyer's authorized representatives shall have the right from and after the Effective Date to enter upon and make tests on the Real Property, including, but not limited to, tests to determine the presence of any Hazardous Materials (as defined below), Petroleum Products (as defined below), or underground storage tanks. Such inspections are to be conducted in a manner as not to physically damage the Real Property or unreasonably interfere with the usual operations on the Real Property. In the event of the disapproval by Buyer of the results of one or more of the inspections, studies and inquiries concerning the Real Property, this Agreement, at the election of Buyer, shall be terminated upon written notice to Seller prior to the Due Diligence Termination Date.

         SECTION 2.3 EMPLOYEES. Buyer shall notify Seller in writing as soon as reasonably possible, as to which of Seller's employees Buyer intends to hire as of and effective upon the Closing. All such offers of employment, if any, and the terms and conditions thereof, shall be at the discretion of Buyer and Buyer makes no guarantees of employment or continued employment to any of Seller's employees. Buyer makes no commitments to hire any of the employees of NAHC assigned to Seller; however, Buyer shall extend binding offers of employment to at least such number of Seller's employees, and on such terms, as to relieve Seller of any liability or obligation that otherwise would be imposed under the Worker's Adjustment Retraining and Notification Act ("WARN ACT") and any comparable State law.

         SECTION 2.4 NONCOMPETITION AGREEMENT. As of the Closing Date, Seller and NAHC shall enter into and deliver to TRHS and Buyer a Noncompetition Agreement, substantially in form and substance as set forth on Schedule 2.4, attached hereto and incorporated by reference.

         SECTION 2.5 ESCROW AGREEMENT. On the Closing Date, NAHC, Seller, TRHS, and Buyer shall enter into an Escrow Agreement with a mutually acceptable escrow agent (the "ESCROW AGENT"), substantially in form and substance as set forth in
Schedule 2.5, attached hereto and incorporated by reference (the "ESCROW AGREEMENT"), and Buyer shall make the Deposit to the Escrow Agent to hold such Deposit in escrow.

         The Escrow Agreement shall provide that a sum equal to forty thousand dollars ($40,000), less the Deposit Reduction shall be deposited with the Escrow Agent to guarantee Seller's and NAHC's removal and replacement of the underground storage tank located on the Real Property (the "STORAGE TANK REMOVAL DEPOSIT"). In addition, twenty-five thousand dollars ($25,000) of the Deposit shall be deposited with the Escrow Agent to guarantee Seller's remediation of the underground storage tank site (as may be required by applicable law) (the "REMEDIATION DEPOSIT"). Seller shall have the right to draw on the Storage Tank Removal Deposit to pay for the removal and the replacement of the underground storage tank as amounts become due to the contractor. Upon completion of the removal and replacement of the underground storage tank, the remainder of the Storage Tank Removal Deposit, if any, shall be held as an addition to the Remediation Deposit. Upon completion of any remediation of the underground storage tank site required by applicable law and delivery by the Seller to the Buyer of the certificates and reports required by law to close the site of the underground storage tank, Escrow Agent shall disburse the remaining balance of the Remediation Deposit to Seller.

         In addition, the Escrow Agreement shall provide that if Buyer or TRHS are obligated to spend any amount of money to fix, alter, repair, or improve any of the Real Property, in order to correct life safety or similar code issues identified by the JCAHO as a result of its resurvey scheduled to be conducted in August 1999 or by any state or federal regulatory agency as a condition of the transfer or reissuance of any license, permit, or certificate, including, without limitation, Medicare, Medicaid, or the agency of the State of Iowa responsible for licensing hospitals (the "NECESSARY REPAIRS"), after proper notice to NAHC and Seller under the Escrow Agreement, Buyer will be entitled to receive disbursement from the Repair Deposit (as defined below) in the amount of fifty percent (50%) of the costs of such Necessary Repairs up to the amount of the Repair Deposit, upon submission of an invoice for such Necessary Repairs to the Escrow Agent. Notwithstanding any other provision of this Agreement, recourse to the Repair Deposit, to the extent of the Repair Deposit, shall be Buyer's sole and complete remedy for any and all Necessary Repairs or any breach of a representation or warranty regarding the physical condition of the Real Property, except for the representations and warranties set forth in Section
3.16 below. For purposes of this Agreement, the "REPAIR DEPOSIT" shall mean two hundred fifty thousand dollars ($250,000) of the Deposit.

         SECTION 2.6 COLLECTIVE BARGAINING AGREEMENT. Seller hereby agrees that it will not initiate negotiations with any labor union to enter into, amend, or renew any collective bargaining agreement prior to August 1, 1999, without Buyer's prior written consent, which consent shall not be unreasonably withheld. In the event Seller is thereafter required by a labor union to enter into negotiations to amend or renew a collective bargaining agreement, Seller shall notify Buyer of such negotiations, provide Buyer the opportunity to participate in such negotiations, and obtain the prior written consent of Buyer prior to executing any collective bargaining agreement, amendment, or renewal.

         SECTION 2.7 ESTOPPEL CERTIFICATES. NAHC and Seller shall use their best efforts to obtain a tenant estoppel letter executed by each tenant of the Real Property (the "TENANT ESTOPPEL LETTERS"), substantially in the form and substance of Schedule 2.7, attached hereto and incorporated by reference.

         SECTION 2.8 STORAGE TANK REMOVAL AND REPLACEMENT. NAHC and Seller hereby agree that they will remove and replace the underground storage tank located on the Real Property in accordance with applicable federal, state, and local laws and regulations. To secure the performance of NAHC and Seller, Buyer and Seller shall enter into the Escrow Agreement as described above in Section 2.5.

         SECTION 2.9 SEVERANCE PAYMENTS TO SENIOR MANAGEMENT. TRHS and Buyer hereby agree to pay to Seller at the Closing one hundred fifty-three thousand five hundred dollars ($153,500), which amount represents fifty percent (50%) of the cost of the severance package of the Hospital Facility's chief executive officer, chief financial officer, and director of nursing (the "BUYER'S SEVERANCE PAYMENT"). A copy of the severance package shall be set forth on
Schedule 2.9, attached hereto and incorporated by reference.

         SECTION 2.10 FURTHER ASSURANCES. From time to time after the Closing Date, to the extent retained by Seller, Seller and NAHC shall give to TRHS, Buyer, and their representatives, auditors, and counsel reasonable access during normal business hours to all of the properties, books, records, tax returns, contracts, licenses, franchises and all of the documents of Seller relating to the Assets, Contracts, and Assumed Liabilities, and shall furnish to TRHS and Buyer all information with respect thereto as TRHS or Buyer may from time to time reasonably request. From time to time after the Closing, at TRHS' and Buyer's request and without further consideration, Seller and NAHC agree to execute and deliver at Seller's or NAHC's reasonable expense such other instruments of conveyance and transfer and take such other actions as TRHS and Buyer reasonably may require more effectively to deliver and vest in Buyer, and to put Buyer in legal and physical possession of, all of the Assets and the Assumed Liabilities.

         SECTION 2.11 MANAGEMENT INFORMATION SYSTEM. As of the Closing Date, NAHC shall enter into and deliver to Buyer a sublicense agreement, substantially in form and substance as set forth on Schedule 2.11, attached hereto and incorporated by reference (the "SUBLICENSE AGREEMENT"). The Sublicense Agreement shall permit Buyer to use, for a period of six (6) months beginning on the Closing Date and, at the option of Buyer, for six (6) additional one (1) month periods, the management information system currently licensed to NAHC and employed at the Hospital Facility.

         SECTION 2.12 ACCESS TO INFORMATION.

            (a) Following the Closing, for a reasonable period, Buyer shall permit Seller's representatives (including, without limitation, their counsel and auditors), during normal business hours and upon reasonable advance notice, to (i) have reasonable access to, and examine and make copies of all books and records of the Hospital Facility, including all medical records and medical charts of any patient admitted to the Hospital Facility, which are transferred to Buyer hereunder, and (ii) have reasonable access to the Buyer's employees that were formerly employed by Seller, relating to transactions or events occurring prior to the Closing, to the maximum extent permitted by law, as long as such requests do not unreasonably interfere with the operation of the Buyer's business. For a period of three (3) years after the Closing, Buyer agrees that, prior to the destruction or disposition of any such books or records Buyer shall provide at least forty-five (45) days' prior written notice to Seller of such proposed destruction or disposal. If Seller desires to obtain any of such documents, it may do so by notifying Buyer in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Buyer shall not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to Seller, its successors, or assigns. All reasonable documented out-of-pocket costs associated with the delivery of the requested documents shall be promptly paid by Seller to Buyer.

            (b) After the Closing, Buyer shall, in the ordinary course of business and as required by law, keep, preserve, and maintain in their original form all medical and other records of the Hospital Facility existing as of the Closing. Buyer acknowledges that as a result of entering into this Agreement, it will gain access to patient and other information which is subject to rules and regulations regarding confidentiality. Buyer agrees to abide by any such rules and regulations relating to the confidential information it acquires. Buyer agrees to maintain the patient records delivered to Buyer at the Closing after Closing, and such maintenance shall be (i) in a manner consistent with the maintenance of patient records generated at the Hospital Facility after Closing, and (ii) in accordance with all applicable laws.

         SECTION 2.13 BILLING AGENT AGREEMENT. As of the Closing Date, Seller shall enter into and deliver to Buyer a billing agent agreement, substantially in form and substance as set forth on Schedule 2.13, attached hereto and incorporated by reference, pursuant to which Buyer shall collect all pre-Closing patient receivables of Seller.

         SECTION 2.14 ASSUMPTION OF DTC AGREEMENT. On or prior to the Closing Date, Seller shall enter into and deliver to Buyer and Diversified Therapy Corporation the Assignment and Assumption Agreement, attached hereto as Schedule
2.14 and incorporated by reference, assigning all of the rights and obligations of Seller to Buyer under the DTC Agreement, and amending the same.

         SECTION 2.15 BUYER'S PARTICIPATION IN SELLER'S PREPARATION FOR JCAHO RESURVEY. As soon as possible after the Effective Date, the parties will meet to discuss and confer in regard to preparation for the resurvey of the Hospital Facility by the JCAHO scheduled for August of 1999. NAHC and Seller hereby agree that TRHS and Buyer shall actively participate in all of NAHC's and Seller's efforts to prepare for the resurvey and NAHC and Seller shall cooperate with TRHS and Buyer to the fullest extent possible to effectuate such active participation. NAHC and Seller agree to continue to actively prepare for the resurvey of the Hospital Facility.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                               OF SELLER AND NAHC

         Seller and NAHC, jointly and severally, represent and warrant to TRHS and Buyer that except as set forth on the Disclosure Schedule attached as
Schedule 3.0 hereto and incorporated by reference (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken; however, if a disclosure is made with respect to one representation or warranty, it shall apply with respect to any and all other representations and warranties to which such disclosure may be applicable):

         SECTION 3.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER OF SELLER. Seller (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Tennessee; (ii) has the requisite power and authority to carry on its business as now conducted; (iii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Iowa; and (iv) has all requisite power and authority and licenses, permits, franchises, certificates, authorizations, approvals and consents and rights to own the property which is the subject of this Agreement, and to be a party to the contracts, leases, and other agreements which are the subject of this Agreement.

         SECTION 3.2 SUBSIDIARIES AND SHAREHOLDERS. Seller does not (i) own of record or beneficially, directly or indirectly, any shares of capital stock or securities convertible into capital stock of any other corporation or any participating or membership interest in any partnership, joint venture, limited liability company, or other business enterprise, or (ii) control, directly or indirectly, any other entity. NAHC is the sole shareholder of Seller and there are no warrants, options, or commitments outstanding by which any third party has the right to acquire capital stock of Seller.

         SECTION 3.3 VALIDITY. Seller and NAHC each have the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of NAHC and Seller necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This

Agreement and all agreements related to this transaction have been duly executed and delivered by NAHC and Seller and constitute the legal, valid, and binding obligation of NAHC and Seller enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by NAHC and Seller in connection with this transaction, when executed and delivered, will constitute the legal, valid, and binding obligation of NAHC and Seller enforceable in accordance with its respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by NAHC and Seller of this Agreement, and the performance of their obligations hereunder, and the sale and delivery of the Assets and delegation of the Assumed Liabilities, do not require any action or consent of any party other than NAHC or Seller pursuant to any contract, agreement, or other undertaking of NAHC or Seller, or pursuant to any order or decree to which NAHC or Seller is a party or to which any of its properties or assets are subject, and will not violate any provision of law, the Articles of Incorporation or Bylaws of Seller, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which NAHC or Seller, or any of their properties or assets, are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of Seller.

         SECTION 3.4 DEFAULT. Seller is not in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a default under, any outstanding mortgage, contract, or agreement that would vest in a third party any rights in the Assets.

         SECTION 3.5 TITLE TO ASSETS. Other than the Permitted Exceptions, Seller has good and marketable title to the Assets and all such Assets are free and clear of any title defect, mortgage, assignment, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, easement, option, right or claim of others, or charge or encumbrance of any kind whatsoever.

         SECTION 3.6 CONTRACTS AND LEASEHOLD INTERESTS. Schedule 1.5 is an accurate list of all the Contracts (except for the Immaterial Contracts) and all such Contracts have been disclosed and made available to TRHS and Buyer by Seller and NAHC. Each such Contract is a valid and existing contract, lease, or agreement without any default of Seller and to the knowledge of NAHC and Seller, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Seller under any Contract or, to the knowledge of NAHC and Seller, by any other party thereto. Seller's possession of any property has not been disturbed and no claim has been asserted or, to the knowledge of NAHC and Seller, threatened against Seller adverse to its rights in such leasehold interest. "IMMATERIAL CONTRACTS" shall mean all agreements (i) no party of which is a referral source (including physicians), (ii) which require expenditures of less than $100,000 in any 12-month period, or (iii) which expires within ninety (90) days of Closing or which may be terminated without cause upon ninety (90) days (or less) notice.

         SECTION 3.7 TRADEMARKS, PATENTS, AND OTHER RIGHTS. Seller and NAHC have disclosed to TRHS and Buyer all of their patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, and know how (collectively, "INTELLECTUAL PROPERTY"). Seller owns or possesses or has the right to use the Intellectual Property. No claim is pending or, to the knowledge of Seller and NAHC, threatened to the effect that the operations of Seller infringe upon or conflict with the asserted rights of any other person under any of the Intellectual Property and, to the knowledge of NAHC and Seller, there is no meritorious basis for any such claim (whether or not pending or, to the knowledge of NAHC and Seller, threatened). No claim is pending or, to the knowledge of NAHC and Seller, threatened to the effect that any of the Intellectual Property is invalid or unenforceable by Seller, and there is no known basis for any such claim (whether or not pending or threatened).

         SECTION 3.8 PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or, to the knowledge of NAHC or Seller, has any meritorious reason to claim that Seller's operation of the Assets and the conduct of its business thereby (i) violated or may be violating any of the terms or conditions of such third party's employment, non-competition, or non-disclosure agreement with Seller; (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party; or
(iii) interfered or may be interfering in the employment relationship between such third party and any of its current or former employees. No third party has requested information from Seller or NAHC which suggests that such a claim might be contemplated. No person employed by or affiliated with Seller has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no person employed by or affiliated with Seller has violated any confidential relationship which such person may have had with any third party in connection with the development or sale of any product or proposed product or the development or sale of any service or proposed service of Seller, and Seller and NAHC do not have any reason to believe there will be any such employment or violation. The execution, delivery, or performance of this Agreement, the carrying on of Seller's business prior to the Closing and the operation of the Assets by the Buyer after the Closing, has not and will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under any contract, covenant, or instrument under which any such person is obligated.

         SECTION 3.9 LITIGATION AND INVESTIGATIONS. There is no: (i) action, suit, claim, proceeding, or investigation pending or, to the knowledge of NAHC and Seller, threatened against or affecting NAHC or Seller or any of its employees or agents, by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending, threatened against, or affecting persons or entities who perform professional services under agreement with them in so far as the same concerns the operation of the Assets; (ii) arbitration proceeding relating to Seller that is pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or, to the knowledge of NAHC and Seller, threatened against or directly or indirectly affecting Seller or NAHC (including without limitation any inquiry as to the qualification of Seller or NAHC to hold or receive any license or permit), and, to the knowledge of Seller and NAHC, there is no meritorious basis for any of the foregoing as to Seller and NAHC, and, to the knowledge of NAHC and Seller, their physician employees. Seller and NAHC have not received any opinion, memorandum, or legal advice from legal counsel to the effect that either of them is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the operation of the Hospital Facility, Seller's business prospects, financial condition, property, or affairs of Seller. Seller is not in default with respect to any order, writ, injunction, or decree known to or served upon it of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by Seller pending or, to the knowledge of NAHC and Seller, threatened against others. Upon the receipt of written approval for the transactions contemplated herein from the applicable state regulatory bodies, Seller will be in compliance in all respects with all laws, rules, regulations, and orders applicable to the operation of the Hospital Facility and Seller's properties, assets, products, and services, and Seller has all necessary permits, licenses, and other authorizations required to operate the Hospital Facility in the manner presently operated and as such will be operated prior to the Closing.

         SECTION 3.10 APPROVALS. Seller is in Material compliance with all laws, rules, regulations, and orders applicable to its business, operations, properties, assets, products, and services, and Seller has all necessary permits, licenses, and other authorizations required to operate the Hospital Facility as presently operated and as such will be operated prior to Closing. There is no existing order which would prohibit Seller from, or otherwise Materially and adversely affect Seller in, conducting its business in any jurisdiction in which it may conduct business prior to the Closing.

         SECTION 3.11 TAXES. Seller has filed all tax returns, federal, state, county, and local including, without limitation, income, sales, single business, payroll, employee benefit plan, premium, withholding, informational and personal property tax returns, required to be filed by it and such returns have been duly prepared and filed. All taxes due by reason of the business conducted by Seller have been paid, including, without limitation, all taxes which Seller is obligated to withhold from accounts owing to employees, creditors, and third parties. All such taxes for which any such party has become obligated pursuant to elections made in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The federal income tax returns of Seller have never been audited by the Internal Revenue Service. No deficiency assessment with respect to any proposed adjustment of Seller's federal, state, county, or local taxes is pending or, to the knowledge of Seller and NAHC, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority outstanding against the Assets or Seller's business. There is no pending proceeding or to the knowledge of Seller and NAHC, examination by any authority or agency relating to the assessment or collection of any such taxes, interest, or penalties thereon, nor, to the knowledge of Seller and NAHC, do there exist any facts that would provide a meritorious basis for any such assessment.

         SECTION 3.12 INSURANCE COVERAGE. Seller maintains and at all times has maintained professional liability, casualty, property loss, and other insurance coverage of the Assets. Schedule 3.12, attached hereto and incorporated by reference, sets forth a complete and correct list of all insurance policies in force with respect to Seller on the Closing Date and identifies the insurer, type, and amount of coverage for each, and the anniversary date for each. If any of Seller's professional liability insurance policies are "claims made" coverage, Seller has purchased, or at Closing will purchase, and shall maintain in force an extended reporting endorsement ("TAIL COVERAGE") for each such policy with limits of coverage at least equal to those of the underlying policy. Seller and NAHC shall promptly notify TRHS and Buyer of any material changes in any insurance coverage of Seller prior to Closing.

         SECTION 3.13 FEES AND COMMISSIONS. Seller has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Seller in connection with this Agreement and the transactions contemplated hereby.

         SECTION 3.14 INSIDER INTERESTS. No current employee, health care provider, or ancillary health service provider of Seller: (i) owns, directly or indirectly, in whole or in part, any of the Assets; (ii) has received a loan or advance from Seller which is currently outstanding; (iii) has any obligation to make any loan to Seller; or (iv) has any other business relationship with Seller other than in his or her capacity as an employee, health care provider, ancillary health service provider, or subscriber (except for those physicians or medical practices that lease space located in the Medical Office Buildings).

         SECTION 3.15 OTHER APPROVALS. All consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Seller's valid execution, delivery, or performance of this Agreement, or consummation of any transactions contemplated by this Agreement, have been duly made and obtained and shall be effective on and as of the Closing Date.

         SECTION 3.16 ENVIRONMENTAL LIABILITIES.

               3.16.1 Seller has not used, stored, treated, transported, manufactured, refined, handled, produced, or disposed of any Hazardous Materials (as defined below) or Petroleum Products (as defined below), on, under, at, from, or in any way affecting any of its properties or assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Laws (as defined below), governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials or Petroleum Products, and to the knowledge of NAHC and Seller, no prior owner of such property or asset or any tenant, subtenant, prior tenant, or prior subtenant thereof has used Hazardous Materials or Petroleum Products on, from, or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials or Petroleum Products.

               3.16.2 No pending claims have been made against Seller and no currently outstanding citations or notices have been issued against it and Seller has no obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, where such could reasonably be expected to have a material adverse affect, which in the case of any of the foregoing have been or are imposed by reason of or based upon any provision of any Environmental Laws.

               3.16.3 As used herein, "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign, regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material or Petroleum Products or environmental protection, as now or may at any time hereafter be in effect, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

               3.16.4 As used herein, "HAZARDOUS MATERIALS" shall mean any hazardous materials, hazardous wastes, infectious medical wastes, hazardous or toxic substances, asbestos, asbestos fibers, friable asbestos, any PCB's, or constituents of the foregoing, defined or regulated as such in or under any Environmental Laws.

               3.16.5 As used herein, "PETROLEUM PRODUCTS" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene, and any other petroleum products.

         SECTION 3.17 EMPLOYEES. Seller is not a party to any written or verbal employment agreements, commitments or understandings, and all personnel are employed "at-will." There is no pending or, to the knowledge of NAHC and Seller, threatened employee strike, work stoppage or labor dispute. No union representation question exists respecting any employees of Seller. No collective bargaining agreement exists or is currently being negotiated by Seller, no demand has been made for recognition by a labor organization by or with respect to any employees of Seller is taking place, and none of the employees of Seller is represented by any labor union or organization in connection with their employment by Seller. There is no unfair practice claim against Seller before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending, existing, or, to the knowledge of Seller or NAHC, threatened against or involving Seller. Seller is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wage and hours including compliance with any Internal Revenue Service guidelines on employees and independent contracts. Seller has complied with all requirements with respect to the employment of any person who is not a citizen of the United States. Seller is not engaged in any unfair labor practices (as defined in federal and state labor laws). There is no pending or, to the knowledge of Seller and NAHC, threatened equal employment opportunity claims, wage and hour claims, unemployment compensation claims, workers' compensation claims, Department of Labor or ERISA related claims, OSHA claims, or employment related civil claims against or involving Seller.

         SECTION 3.18 DISCLOSURE. No representation or warranty by NAHC or Seller in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by NAHC or Seller pursuant hereto, (i) contains any untrue statement of a fact, or (ii) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

         SECTION 3.19 FIRPTA. Seller is not a "foreign person" but is a "United States person" as such terms are defined in the Foreign Investment in Real Property Tax Act of 1980 and ss.ss. 1445 and 7701 of the Code; that is to say, Seller is a citizen or resident of the United States, a domestic partnership, a domestic corporation, or an estate or trust which is not a foreign estate or foreign trust within the meaning of ss. 7701 (a)(31) of the Code.

         SECTION 3.20 CONDEMNATION. There is no pending condemnation or similar proceeding affecting the Real Property or any portion thereof, and Seller has not received any written notice and has no knowledge that any such proceeding is contemplated.

         SECTION 3.21 ZONING. There are no pending or, to the knowledge of Seller and NAHC, threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Real Property. Neither NAHC nor Seller has received notice from any governmental authority of zoning, building, fire, water, use, health, environmental or other violations of applicable law issued in respect of the Real Property which have not been heretofore corrected, and, to the knowledge of Seller and NAHC, no such violations exist. The Real Property is not subject to any zoning variance or other waiver of zoning or use restriction that would terminate upon transfer to Buyer.

         SECTION 3.22 BANKRUPTCY. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller or pending against Seller or the Real Property.

         SECTION 3.23 REAL PROPERTY TAXES. The parcels of Real Property are each individual tax parcels, taxed separately from any other property by the applicable taxing authority. Neither NAHC nor Seller has received notice of any proposed change in the valuation of the Real Property for real estate taxes from that assessed for the current assessment period, nor does NAHC or Seller have any other knowledge of any action or proceeding designed to levy any special assessment against the Real Property. Neither NAHC nor Seller has received notice of, and has no other knowledge of, any planned improvements by a governmental instrumentality, any part of the cost of which will be assessed against the Real Property, or of any contemplated future assessments of any kind. There is no proceeding pending or presently being prosecuted for the reduction of the assessed valuation or taxes or other impositions payable in respect of any portion of the Real Property.

         SECTION 3.24 INSURANCE COMPLIANCE. Neither NAHC nor Seller has received, and has knowledge of, any notice from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to the Real Property, or requiring an increase in the insurance rates applicable to the Real Property. To the knowledge of NAHC and Seller, the Real Property complies with the requirements of all insurance carriers providing insurance therefor.

         SECTION 3.25 DISABILITY. To the extent applicable, the improvements on the Real Property are in full compliance with all federal, state, and local legal requirements, including, without limitation, the Americans with Disabilities Act, relative to architectural barriers or accommodations of disabled persons.

         SECTION 3.26 INDEPENDENCE. Each parcel of Real Property is an independent unit which does not rely on any facilities located on any property that is not part of the Real Property to fulfill any municipal or other governmental requirement, or for the furnishing to the Real Property of any essential building systems or utilities (including drainage facilities, catch basins, and retention ponds). No other building or other property that is not part of the Real Property relies upon any part of the Real Property to fulfill any municipal or other governmental requirement, or to provide any essential building systems or utilities. Without limiting the generality of the foregoing, no reciprocal easement agreements affect the Real Property.

         SECTION 3.27 LICENSES AND ACCREDITATION. Seller, its activities and business as currently conducted, the use of its properties and assets, and all premises occupied by Seller, are and remain in sufficient compliance with all requirements of all governmental bodies or agencies having jurisdiction over the same, including any agency exercising authority over hospitals in the State of Iowa, to allow Seller to operate the Hospital Facility and all services currently provided in the Hospital Facility, and to continue doing so. Without limiting the foregoing, Seller has all licenses, certificates, accreditations, authorizations and permits necessary for the conduct of Seller's business and the use of its properties and the premises occupied by it. A list of all of Seller's licenses and permits is set forth on Schedule 3.27, attached hereto and incorporated by reference. The Hospital Facility is licensed as a hospital, and its skilled nursing unit is licensed as a skilled nursing unit pursuant to the applicable provisions of the Iowa Code and the regulations promulgated thereunder as such may be amended from time to time The total number of duly licensed beds in the Hospital is one hundred forty-nine (149). The Hospital Facility as presently operated, including the skilled nursing unit, is fully accredited by the JCAHO and the American Osteopathic Association ("AOA"). Seller and NAHC have delivered to Buyer true and correct copies of the letters of JCAHO and AOA accreditation and the two (2) most recent survey reports in connection with such accreditation. Seller and NAHC have prepared and continue to prepare for inspection and resurvey by any licensing authority or accreditation agency.

         SECTION 3.28 HILL BURTON AND FEMA. Except as disclosed on Schedule 3.0 hereto, Seller has no outstanding loan, grant or loan guarantee pursuant to the Hill-Burton Act (42 U.S.C. ss.291 a, et seq.), or under the Federal Emergency Management Administration, or any other federal, state, or local law or governmental program whatsoever, or noncompliance with the terms and conditions or the same. The Hospital has no Hill-Burton community service obligation currently in force.

         SECTION 3.29 PAYORS. Except as set forth on Schedule 3.0 hereto, and except for normal turnover in the ordinary course of business consistent with past experience, neither Seller nor NAHC has received any notice, or has any current, actual knowledge of any threatened, termination, cancellation, or limitation of, or material adverse modification or change in, the relationship of the Hospital or any affiliate of the Hospital with any insurance company, health maintenance organization, or employer or third party payor for health care items and services, where such change in relationship will have a material adverse change or effect on the financial condition or results of operation of the Hospital Facility prior to the Closing.

         SECTION 3.30 MEDICAL STAFF. Seller and NAHC have delivered to Buyer (i) a true and correct copy of the blank forms used with respect to medical staff membership and clinical privileges application or delineation of clinical privileges; and (ii) all current medical staff bylaws, rules, and regulations and amendments thereto respecting the Hospital. With regard to the medical staff of the Hospital, except as disclosed in Schedule 3.0, which disclosure shall be made on an anonymous basis, there are no pending or, to the knowledge of Seller and NAHC, threatened disciplinary or corrective actions or appeals therefrom involving physician applicants or medical staff members and there are no disputes, suits, actions, arbitration proceedings, or investigations pending or, to the knowledge of NAHC, threatened with applicants, medical staff members, or health professional affiliates. Since June 1, 1999, there have been no resignations of medical staff members who, individually or collectively, account for more than ten percent (10%) of the admissions to the Hospital. Schedule 3.30 sets forth a true, correct, and complete list and description of (a) the name of each member of the medical staff of the Hospital; and (b) the specialty, if any, of each medical staff member. All members of the organized medical staff of the Hospital Facility and all other persons providing clinical services to patients have been credentialed in substantial compliance with the applicable bylaws, policies, standards, and procedures of the Hospital Facility and the medical staff, and are providing services within the permitted scope of their privileges.

         SECTION 3.31 COMPLIANCE WITH MEDICARE AND MEDICAID PROGRAMS. Seller has filed all cost reports required to be filed in connection with all state and federal Medicare and Medicaid programs due on or before the Effective Date, which are complete and correct. True and correct copies of all such reports in possession of Seller have been furnished to Buyer on or before the Effective Date. There are no claims, actions, or appeals pending before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration, or the Iowa Department of Public Health, with respect to any federal or state Medicare or Medicaid cost reports or claims filed by Seller on or before the Effective Date or any disallowances by any commission, board, or agency in connection with any audit of such cost reports, which would adversely affect Seller or its operations, or the consummation of the transactions contemplated hereby, except as specifically described and set forth on Schedule 3.0 hereto. No validation review, program integrity review, or, to the knowledge of NAHC and Seller, other investigation related to Seller or its operations has been conducted by any commission, board, or agency, including, without limitation, the Office of the Inspector General of the U.S. Department of Health and Human Services, the U.S. Department of Justice, or the Iowa Attorney General, in connection with any federal or state Medicare or Medicaid program, and no such reviews or, to the knowledge of NAHC and Seller, investigations are scheduled, pending, or, to the knowledge of NAHC and Seller, threatened against or affecting Seller or its operations or the consummation of the transactions contemplated hereby. NAHC and Seller and, to the knowledge of NAHC and Seller, physician employees of Seller, have not engaged in any activities which are prohibited under any federal, state, or local laws, regulations, orders, and requirements in all respects, including, without limitation, the federal Medicare and Medicaid statutes (42 U.S.C. Section 1320a-7b, 1320a-7a, or 1320a-7(b)), or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct. Neither NAHC, nor Seller, nor, to the knowledge of NAHC or Seller, physician employees of Seller, have received any written claim or notice from any federal, state, or local government agency that they have or Seller's business and its activities and properties have violated any such federal, state, or local statute, regulation, order, or requirement.

         SECTION 3.32 COMPLIANCE WITH PROGRAMS - GENERALLY. To the knowledge of NAHC and Seller, no validation review, program integrity review, or other investigation related to Seller or its operations has been conducted by any commission, board, or agency, including, without limitation, the Office of the Inspector General of the U.S. Department of Health and Human Services, the U.S. Department of Justice, or the Iowa Attorney General and no such reviews or investigations are scheduled, pending, or, to the knowledge of NAHC or Seller, threatened against or affecting Seller or its operations or the consummation of the transactions contemplated hereby.

         SECTION 3.33 MEDICARE/MEDICAID CERTIFICATION. The Hospital and its skilled nursing unit, as presently operated by Seller, are certified for participation in the Medicare and Medicaid programs and Hospital is a party to a participation agreement with Wellmark Blue Cross and Blue Shield of Iowa.

         SECTION 3.34 YEAR 2000 COMPLIANCE. Seller has provided to TRHS and Buyer all of the information it has obtained or received, regarding whether the Hospital Facility's technologies (including, without limitation, hardware, software, building mechanical devices, biomedical devices, and Assets that perform date processing, used in the present operation of the Hospital Facility) are Year 2000 compliant ("Y2K COMPLIANT"). For purposes of this Agreement, Y2K Compliant means that the computer software will accurately receive, provide, and process date and time data from, into, and between the 20th and 21st centuries, including the years 1999 and 2000 and leap-year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date and time data.

         SECTION 3.35 FINANCIAL STATEMENTS. Seller has provided Buyer with its unaudited, year end financial statements dated March 31, 1999 ("MARCH FINANCIAL STATEMENTS") and with its unaudited financial statements dated May 31, 1999 (the "MAY FINANCIAL STATEMENTS"). Prior to Closing, Seller will provide Buyer with unaudited financial statements dated June 30, 1999 (the "JUNE FINANCIAL STATEMENTS") (the March Financial Statements, the May Financial Statements, and the June Financial Statements are collectively referred to herein as the "FINANCIAL STATEMENTS"). The Financial Statements fairly represent the financial condition and the results of operations, changes in stockholders' or members' equity, and cash flow of Seller as of the period ending on the last date of the month preceding the Effective Date of this Agreement, all in accordance with generally accepted accounting principles ("GAAP"). The Financial Statements reflect the consistent application of such accounting principles throughout the period involved.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                                OF BUYER AND TRHS

         Buyer and TRHS, jointly and severally, represent and warrant to NAHC and Seller that except as set forth on the Disclosure Schedule attached as
Schedule 4.0 and incorporated by reference (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

         SECTION 4.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois and is duly authorized to conduct business in the State of Iowa. Buyer has the full right, power, and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to carry out the transactions contemplated in this Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally. Without limiting the generality of the foregoing, Buyer has taken all action necessary to authorize, and has duly authorized, the execution, delivery, and performance of this Agreement by Buyer. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with these terms and conditions.

         SECTION 4.2 VALIDITY. TRHS and Buyer have the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of TRHS and Buyer necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement and all agreements related to this transaction have been duly executed and delivered by TRHS and Buyer and constitute the legal, valid, and binding obligation of TRHS and Buyer enforceable in accordance with their terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by TRHS and Buyer in connection with this Agreement and the transactions contemplated hereby, when executed and delivered, will constitute the legal, valid, and binding obligation of TRHS and Buyer enforceable in accordance with its respective terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by TRHS and Buyer of this Agreement, and the performance of their obligations hereunder, will not violate any provision of law, the Articles of Incorporation and the Bylaws of Buyer, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which TRHS and Buyer, or any of their properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of Buyer.

         SECTION 4.3 FEES AND COMMISSIONS. Buyer has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Buyer in connection with this Agreement and the transactions contemplated hereby.

         SECTION 4.4 OTHER APPROVALS. All consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Buyer's valid execution, delivery, or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, shall have been duly made and obtained and shall be effective on and as of the Closing Date.

         SECTION 4.5 FINANCIAL STATEMENTS. TRHS has delivered to Seller and NAHC the audited consolidated balance sheet of TRHS as of December 31, 1998. TRHS has, as and when required, the funds necessary to consummate the transactions contemplated hereby in accordance with the terms hereof.

         SECTION 4.6 DISCLOSURE. No representation or warranty by TRHS or Buyer in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by TRHS or Buyer pursuant hereto, (i) contains any untrue statement of a fact, or (ii) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

                                    ARTICLE 5
                          COVENANTS OF NAHC AND SELLER

         Between the Effective Date and the Closing Date, NAHC and Seller covenant to TRHS and Buyer as follows:

         SECTION 5.1 OPERATION OF BUSINESS. Seller shall operate and manage the Hospital Facility until the Closing in substantially the same manner as such Hospital Facility has been operated and managed by Seller in the past and shall maintain the physical condition of the Assets, reasonable wear and tear excepted.

         SECTION 5.2 LIENS ON ASSETS. Seller shall not sell, dispose of assign, or create, or agree to sell dispose of, assign or create, any right, title, easement, or interest whatsoever in or to the Assets or create, or permit to exist, or agree to create or permit to exist, any lien, encumbrance, option, right, claim, or charge thereon, other than disposals in the ordinary course of business.

         SECTION 5.3 LITIGATION. Seller shall advise TRHS and Buyer promptly upon notification to Seller of any pending or, to the knowledge of Seller and NAHC, threatened Material litigation or other legal or regulatory action affecting the Assets, the Assumed Liabilities, NAHC, Seller, or Seller's business.

         SECTION 5.4 NON-CONTRAVENTION. Neither NAHC nor Seller shall take any action or omit to take any action, which action or omission would have the effect of violating any of the covenants of this Agreement or warranties or representations of NAHC or Seller in this Agreement.

         SECTION 5.5 STANDSTILL. Between the Effective Date and the Closing Date, (a) without prior written consent of Buyer (which consent shall not be unreasonably withheld), Seller will not execute, renew, or amend any Material contact, agreement, or lease; and (b) Seller will not agree to do any of the foregoing. For the purposes of Articles 3, 4, 5, and Article 7, an action is "MATERIAL" if (x) its occurrence or failure to occur would have an economic cost of one hundred thousand dollars ($100,000) or more in a consecutive twelve (12) month period; (y) it has an associated cost or obligation that cannot be terminated upon notice of thirty (30) days or less, or (z) its occurrence or failure to occur would result in a substantial change in services, including without limitation, a change in licensed bed capacity of the Hospital, or the initiation or discontinuation of a major clinical service.

         SECTION 5.6 INSURANCE. Seller shall cause all policies of insurance for fire, casualty, and extended coverage risks and liability in effect on the date of this Agreement to be maintained in full force and effect through and including the Closing Date.

         SECTION 5.7 THIRD-PARTY CONSENTS. Seller shall use its best efforts to obtain all required approvals and consents of third parties to the assignment and assumption of the contracts, leases, and agreements included among the Assets and the Estoppel certificates.

         SECTION 5.8 REGULATORY APPROVALS. Seller shall cooperate in Buyer's efforts to obtain the issuance or transfer of licenses, permits, certificates of need, Medicare and Medicaid certification, JCAHO accreditation, and/or other necessary regulatory approvals for consummation of the transactions contemplated hereby and the operation by Buyer of the Hospital Facility in the same uses as presently operated by Seller.

         SECTION 5.9 NON-SOLICITATION. NAHC and Seller shall not negotiate with any other party for the sale of the Assets and Seller shall notify Buyer of the fact of any unsolicited offer to purchase the Assets and the identity of the offeror.

         SECTION 5.10 GENERAL COOPERATION. NAHC and Seller shall cooperate in good faith with TRHS and Buyer in addressing other matters necessary to consummate the transaction contemplated by this Agreement. Without limiting the foregoing, NAHC and Seller shall cooperate in good faith with TRHS and Buyer (i) in maintaining a sufficient number of employees for Buyer to operate the Assets as of the Closing Date; and (ii) in effecting a smooth transition of those employees of Seller who are hired by Buyer.

         SECTION 5.11 REAL PROPERTY. During the period between the Effective Date and the Closing Date:

            (a) The improvements on the Real Property will be maintained in as good condition and state of repair as that existing on the Effective Date, subject, however, to normal wear and tear.

            (b) Subject to any adjustments prescribed herein, other than the Assumed Liabilities, Seller will cause to be paid all trade accounts and costs and expenses of operation and maintenance of the Real Property incurred or attributable to a period prior to the Closing Date, in accordance with Seller's usual and customary procedures.

            (c) Seller will not, without the prior written consent of Buyer, permit any structural modifications or additions to the Real Property, or sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of the Real Property.

         SECTION 5.12 BOARD OF DIRECTOR AND LENDER GROUP APPROVALS. NAHC and Seller shall each obtain any and all approvals from their Board of Directors and lender groups that may be required for either of them to consummate the transactions contemplated hereby.

                                    ARTICLE 6
                           COVENANTS OF TRHS AND BUYER

         Between the Effective Date and the Closing Date, Buyer and TRHS covenant to Seller and NAHC as follows:

         SECTION 6.1 THIRD-PARTY CONSENTS. TRHS and Buyer shall cooperate with Seller and NAHC to obtain all required consents of third parties to assignment and assumption of the contracts, leases, and agreements included among the Assets.

         SECTION 6.2 REGULATORY APPROVALS. Buyer shall take all steps necessary for it to obtain all required consents and approvals to the issuance or transfer of licenses, permits, certificates of need, Medicare and Medicaid certification, JCAHO accreditation, or other necessary regulatory approvals for consummation of the transactions contemplated hereby or the operation by Buyer of the Hospital Facility as an acute care hospital with a skilled nursing unit.

         SECTION 6.3 GENERAL COOPERATION. TRHS and Buyer shall cooperate in good faith with Seller and NAHC in addressing other details necessary to consummate the transaction.

         SECTION 6.4 EMPLOYEES OF SELLER. Buyer shall extend binding offers of employment to at least such number of Seller's employees, and on such terms, as to relieve Seller of any liability or obligation that otherwise would be imposed under the WARN Act and any state law or similar purpose.

         SECTION 6.5 MEDICAL STAFF. Subject to the limitations herein stated, as of the Closing Date, Buyer shall continue the structure and composition of the medical staff of the Hospital Facility.

Buyer reserves the right, at any time subsequent to the Closing Date, to impose its own credentialing process pursuant to medical staff bylaws adopted by Buyer. No current medical staff member will be guaranteed continuing privileges on Buyer's medical staff.

         SECTION 6.6 BOARD OF DIRECTOR AND OTHER APPROVALS. TRHS and Buyer shall obtain any and all further approvals as may be required for them, or either of them, to consummate the transactions contemplated hereby.

         SECTION 6.7 NON-CONTRAVENTION. TRHS and Buyer shall not take any action or omit to take any action, which action or omission would have the effect of materially violating any of the covenants of this Agreement or warranties or representations of Buyer in this Agreement.

                                    ARTICLE 7
                 CONDITIONS TO THE OBLIGATIONS OF TRHS AND BUYER

         The obligation of TRHS and Buyer to purchase and pay for the Assets and assume the Assumed Liabilities on the Closing Date, and consummate any other transaction contemplated by this Agreement, is, at their option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

         SECTION 7.1 OPINION OF SELLERS' COUNSEL. TRHS and Buyer shall have received from counsel for Seller an Opinion dated as of the Closing Date, substantially identical to the form set forth in Schedule 7. 1, attached hereto and incorporated by reference.

         SECTION 7.2 REPRESENTATIONS AND WARRANTIES. All the representations and warranties contained in Article 3 of this Agreement (considered collectively), and each of those representations and warranties (considered individually) must have been materially accurate as of the date of this Agreement, and must be materially accurate as of the Closing Date (provided that representations which are expressly confined to a certain date shall speak only as of such date and provided further that notwithstanding any exceptions or disclosures to those representations and warranties, the Assets shall be conveyed to Buyer free and clear of any Claim whatsoever other than the Permitted Exceptions), and Seller and NAHC shall have certified to such effect to Buyer in writing.

         SECTION 7.3 COMPLIANCE WITH COVENANTS. Seller and NAHC shall have performed and complied in all material respects with all agreements contemplated herein that are required to be performed or complied with by them prior to or at the Closing Date.

         SECTION 7.4 CORPORATE PROCEEDINGS. All corporate and other proceedings to be taken by Seller and NAHC in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to TRHS, Buyer, and their counsel, and TRHS, Buyer, and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         SECTION 7.5 NO ADVERSE CHANGE. There shall have been no Material Adverse Change in the results of operations of the Hospital Facility between the May Financial Statements and the

June Financial Statements. For the purpose of this Section 7.5, "MATERIAL ADVERSE CHANGE" means a monthly decrease in EBITDA of eighty-three thousand dollars ($83,000) or more from the end of the period reported in the aforementioned Financial Statements.

         SECTION 7.6 REGULATORY APPROVALS. All necessary corporate and regulatory approvals for the transactions contemplated by this Agreement shall have been obtained and must be in full force and effect.

         SECTION 7.7 SUPPORTING DOCUMENTS. TRHS' and Buyer and its counsel shall have received copies of all supporting documents reasonably requested by them.

                                    ARTICLE 8
                CONDITIONS TO THE OBLIGATIONS OF NAHC AND SELLER

         The obligation of NAHC and Seller to sell the Assets and transfer the Assumed Liabilities on the Closing Date, and consummate any other transactions contemplated by this Agreement, is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

         SECTION 8.1 OPINION OF BUYER'S COUNSEL. NAHC and Seller shall have received from counsel for Buyer an Opinion dated as of the Closing Date, substantially identical to the form set forth in Schedule 8.1, attached hereto and incorporated by reference.

         SECTION 8.2 REPRESENTATIONS AND WARRANTIES. All the representations and warranties contained in Article 4 of this Agreement (considered collectively), and each of those representations and warranties (considered individually) must have been materially accurate as of the date of this Agreement, and must be materially accurate as of the Closing Date (provided that representations which are expressly confined to a certain date shall speak only as of such date); and TRHS and Buyer shall have certified to such effect to Seller and NAHC in writing.

         SECTION 8.3 COMPLIANCE WITH COVENANTS. TRHS and Buyer shall have performed and complied in all material respects with all agreements contemplated herein that are required to be performed or complied with by TRHS and Buyer prior to or at the Closing Date.

         SECTION 8.4 SUPPORTING DOCUMENTS. NAHC, Seller and their counsel shall have received copies of all supporting documents reasonably requested by them.

                                    ARTICLE 9
                         JOINT COVENANTS OF THE PARTIES

         SECTION 9.1 CONFIDENTIALITY OF BUSINESS INFORMATION. The parties heretofore have received and hereafter may receive various financial and other information concerning its and their respective activities, business, assets, and properties. The parties agree that:

              9.1.1 all such information heretofore received by the parties related to this transaction and in prior discussions between the parties regarding other transactions shall not at any time, or in any way or manner, be utilized by the parties for its and their respective advantage or disclosed by the parties to others for any purpose whatsoever; and

              9.1.2 the parties shall take all reasonable measures to assure that no employee or agent under its and their respective control shall at any time use or disclose any information described in this Section; and

              9.1.3 this Section shall not apply to (i) any such information that was known to the parties prior to its disclosure to the parties in accordance with this Section or was, is, or becomes generally available to the public other than by disclosure by the parties or any of its and their respective employees or agents in violation of this Section; (ii) any such information necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby; or (iii) any such information required by legal proceedings.

         SECTION 9.2 CONFIDENTIALITY OF THIS AGREEMENT. The existence and contents of this Agreement and its Schedules and the nature and status of the transactions described herein and therein are confidential. Without the prior written consent of the other parties, no party will disclose to any person, other than to its and their respective shareholders, directors, officers, and key employees, affiliates, accounting, investment banking, and legal advisers, any such confidential information unless, in the written opinion of counsel to the party seeking to make the disclosure, such a disclosure is required by applicable corporation or securities laws. The timing and content of any announcements, press releases, or other public statements concerning the transactions contemplated by this Agreement will occur upon, and be determined by, the mutual agreement and consent of the parties.

         SECTION 9.3 RETURN OF INFORMATION. In the event this Agreement is terminated pursuant to Section 11.1, the parties agree that they shall promptly return to the originating party the confidential information of the other.

                                   ARTICLE 10
                                 INDEMNIFICATION

         SECTION 10.1. SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. The right of any party to indemnification, payment of damages, or other remedy pursuant to this Article 10 will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant, or obligations. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         SECTION 10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER AND NAHC. Seller and NAHC, jointly and severally, shall indemnify and hold harmless TRHS and Buyer and their members, shareholders, officers, employees, agents, directors, trustees, representatives, controlling persons, subsidiaries, and affiliates (collectively, the "TRHS INDEMNIFIED PERSONS") for, and will pay to the TRHS Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

               (a) any breach of any representation or warranty made by Seller or NAHC in this Agreement or any other certificate or document delivered by Seller or NAHC pursuant to this Agreement;

               (b) any federal, state or local tax or fee incurred, accrued, or assessed in connection with the Assets or the operation of the Hospital Facility by Seller with respect to any period prior to the Closing;

               (c) except for the Assumed Liabilities, any liability or obligation related to or in connection with the Assets or the operation of the Hospital Facility by Seller, including those liabilities and obligations set forth on Schedule 3.0 or as otherwise disclosed to TRHS or Buyer, which are or were incurred with respect to any period prior to the Closing or which relate to the operation of the Business with respect to any period prior to the Closing; or

               (d) any breach by Seller or NAHC of any covenant or obligation of Seller or NAHC in this Agreement.

          The remedies provided in this Section 10.2 shall be the exclusive remedy of TRHS, Buyer, or the TRHS Indemnified Persons with respect to the above described matters, except for (i) claims arising from the insolvency or bankruptcy of NAHC or Seller; (ii) claims arising from fraud of Seller or NAHC;
(iii) claims arising from the failure of Seller or NAHC to perform any of their individual or collective obligations set forth in Sections 2.6, 2.8, 2.10, 5.2, 9.1, and 9.2; (iv) claims arising under the Noncompetition Agreement; and (v) claims arising from any breach of this Agreement by NAHC or Seller, the result of which is Seller's inability to transfer all or substantially all of the Assets to Buyer pursuant to Section 1.2.

          SECTION 10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. TRHS and Buyer, jointly and severally, shall indemnify and hold harmless Seller and NAHC and their shareholders, officers, employees, agents, directors, representatives, controlling persons, subsidiaries, and affiliates (collectively, the "NAHC INDEMNIFIED PERSONS") for, and will pay to the NAHC Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

               (a) any breach of any representation or warranty made by TRHS or Buyer in this Agreement or any other certificate or document delivered by TRHS or Buyer pursuant to this Agreement; or

               (b) any liability or obligation related to or in connection with the Assets or the Buyer's business, which are or were incurred with respect to any period as of or after the Closing or which relate to the operation of the Hospital Facility with respect to any period as of and after the Closing; or

               (c) any breach by TRHS or Buyer of any covenant or obligation of TRHS or Buyer in this Agreement and this transaction, any breach by TRHS or Buyer of any covenant or obligation contained in any operative document for the Assumed Liabilities, and any failure by TRHS or Buyer to satisfy the Assumed Liabilities.

         The remedies provided in this Section 10.3 shall be the exclusive remedy of Seller, NAHC or the NAHC Indemnified Persons, except for (i) claims arising from the insolvency or bankruptcy of TRHS or Buyer; (ii) claims arising from fraud of Buyer or TRHS; (iii) claims arising from the failure of Buyer or TRHS to perform any of their individual or collective obligations set forth in Sections 2.12, 9.1, and 9.2; and (iv) claims arising under the Noncompetition Agreement.

         SECTION 10.4 LIABILITY AND RISK OF LOSS. Except for the Assumed Liabilities, NAHC and Seller shall remain liable for all obligations and liabilities, costs and expenses, fixed or contingent, arising out of the operation or ownership of any of the Assets or the Hospital Facility and out of the conduct of any business related to the Assets or the Hospital Facility prior to the Closing, and shall remain liable for all such obligations and liabilities not assumed by Buyer pursuant to this Agreement following the Closing. All risk of loss of, and related to, the Assets or the Hospital Facility shall remain with Seller through the Closing.

         SECTION 10.5 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

               (a)  Promptly after receipt by an indemnified party under either
                    Section 10.2, 10.3, or 10.4 of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under either such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

               (b) If any proceeding is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes to assume the defense of such proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its or their election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which consent may not be unreasonably withheld) unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its or their consent, which consent may not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its or their election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

               (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it, or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party, at its sole cost and expense, may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its, his, her, or their consent (which may not be unreasonably withheld).

         SECTION 10.6 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         SECTION 10.7 TIME LIMITATIONS - GENERAL.

               (a) Except as provided in the following sentence, if the Closing occurs, Seller and NAHC will have no liability (for indemnification or otherwise) under this Agreement, unless on or before the date two (2) years from the Closing Date, TRHS and Buyer notify Seller or NAHC of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by TRHS or Buyer. The time limitation stated in the preceding sentence shall not apply to claims based on or arising out of (a) the representations and warranties set forth in Section 3.31; (b) fraud by Seller or NAHC in regard to the transaction contemplated hereby; and (c) and any Seller Post-Closing Obligations. For purposes of this
                    Article 10, "SELLER POST-CLOSING OBLIGATIONS" shall mean those obligations of Seller set forth in Section 2.10,
                    Article 9, the obligation to deliver Title Policies, and the performance of NAHC under the Sublicense Agreement.

               (b) Except as provided in the following sentence, if the Closing occurs, Buyer and TRHS will have no liability (for indemnification or otherwise) under this Agreement, unless on or before the date two (2) years from the Closing Date, NAHC and Seller notify Buyer or TRHS of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by NAHC and Seller. The time limitation stated in the preceding sentence shall not apply to claims based on or arising out of (a) fraud by Buyer and TRHS in regard to the transaction contemplated hereby; (b) the failure of Buyer to perform on the Contracts, which, as of the Closing Date, expire or renew on a date that is more than two (2) years from the Closing Date; and (c) those obligations of Buyer set forth in Section 2.12 or Article 9 ("BUYER POST-CLOSING OBLIGATIONS").

         SECTION 10.8 TIME LIMITATIONS FOR BUYER AND SELLER POST-CLOSING OBLIGATIONS. If the Closing occurs, Seller and NAHC will have no liability (for indemnification or otherwise) under this Agreement for any claim of a breach of a Seller Post-Closing Obligation, unless on or before the date two (2) years from the date Buyer or TRHS becomes aware of such breach, TRHS and Buyer notifies Seller or NAHC of a claim, specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer or TRHS. Likewise, if the Closing occurs, Buyer and TRHS will have no liability (for indemnification or otherwise) under this Agreement for any claim of a breach of a Buyer Post-Closing Obligation, unless on or before the date two (2) years from the date Seller or NAHC becomes aware of such breach, Seller and NAHC notifies Buyer or TRHS of a claim, specifying the factual basis of that claim in reasonable detail to the extent then known by Seller or NAHC.

         SECTION 10.9 TIME LIMITATIONS FOR SELLER'S OR NAHC'S BREACH OF SECTION
3.31. Except as provided in the following sentence, if the Closing occurs, Seller and NAHC will have no liability (for indemnification or otherwise) under this Agreement for any claim of a breach of Section 3.31, unless on or before the date three (3) years from the Closing Date, TRHS and Buyer notify Seller or NAHC of a claim specifying the factual basis of that claim in reasonable detail to the extent then know by TRHS or Buyer. The time limitation stated in the preceding sentence shall not apply to claims based on or arising out of fraud by Seller or NAHC in regard to the transaction contemplated hereby.

         SECTION 10.10 INITIAL EXPENDITURE. Seller and NAHC shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, until the total of all damages with respect to such matters exceeds the Initial Expenditure; however, TRHS and Buyer shall have no obligation to make or satisfy the Initial Expenditure with respect to any fees, fines, or penalties imposed with respect to Seller's failure to register the underground storage tank located on the Real Property. Likewise, Buyer and TRHS shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, until the total of all damages with respect to such matters exceeds the Initial Expenditure. For purposes of this
Article 10, "INITIAL EXPENDITURE" means twenty-five thousand dollars ($25,000)

         SECTION 10.11 MAXIMUM AMOUNT - SELLER AND NAHC.

               (a) After the Initial Expenditure requirement is met, Seller and NAHC will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date exceeding one million dollars ($1,000,000); provided, however, that this section will not apply to (i) any breach of any of Seller's or NAHC's representations or warranties contained in Section 3.31; or
                    (ii) any fraud by Seller or NAHC in regard to the transactions contemplated hereby.

               (b) After the Initial Expenditure requirement is met, Seller and NAHC will have no liability (for indemnification or otherwise) with respect to the representations and warranties set forth in Section 3.31 exceeding one million dollars ($1,000,000); provided, however, that this Section will not apply to any fraud by Seller or NAHC or regard to the transactions contemplated hereby.

         SECTION 10.12 MAXIMUM AMOUNT - BUYER. After the Initial Expenditure requirement is met, Buyer and TRHS will have no liability (for indemnification or otherwise) with respect to any representation, or warranty, or covenant or obligation to be performed or complied with prior to the Closing Date, exceeding one million dollars ($1,000,000); provided, however, that this Section will not apply to (i) Buyer's obligation to pay to Seller the Purchase Price, assume the Assumed Liabilities, or assume the Contracts; (ii) any breach of any of Buyer's representations and warranties of which Buyer had knowledge at any time prior to or on the date on which such representation and warranty is made or (iii) any intentional breach by Buyer of any of its covenants or obligations.

                                   ARTICLE 11
                                  MISCELLANEOUS

         SECTION 11.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

               (a) by TRHS and Buyer if a material breach of this Agreement has been committed by Seller or NAHC and such breach has not been expressly waived by TRHS and Buyer in writing and has not been cured by the earlier of (a) ten (10) days after written notice of such breach has been provided to Seller and NAHC, or (b) the Closing Date;

               (b) by Seller and NAHC if a material breach of this Agreement has been committed by TRHS or Buyer and such breach has not been expressly waived by Seller and NAHC in writing and has not been cured by the earlier of (a) ten (10) days after written notice of such breach has been provided to TRHS and Buyer, or (b) the Closing Date;

               (c) by TRHS and Buyer if any of the conditions in Article 7 have not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through failure of TRHS and Buyer to comply with its obligations under this Agreement) and TRHS and Buyer have not expressly waived such condition in writing on or before the Closing Date;

               (d)  by written mutual consent of Seller, NAHC, TRHS and Buyer;

               (e) by either party in accordance with Section 1.10 or 11.15 of this Agreement; and

               (f) by Buyer in accordance with Section 2.1 or 2.2(e) of this Agreement.

         Termination of this Agreement shall be without prejudice to any other right or remedy of any of the parties hereto. Notwithstanding the above, the parties agree that Sections 9.1, 9.2, and 9.3 shall survive termination for any reason.

         SECTION 11.2 NOTICE. Whenever notice must be given under the provisions of this Agreement, such notice must be in writing and will be deemed to have been duly given by (a) hand-delivery (with written confirmation of receipt) addressed to the parties at their respective addresses set forth below; (b) certified mail, return receipt requested, postage prepaid, and addressed to the parties at their respective addresses set forth below; or (c) telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, addressed to the parties at their respective addresses set forth below:

               If to Seller or NAHC:

               New American Healthcare Corporation
               Suite 440
               109 West Park Drive
               Nashville, Tennessee 37214
               Fax: 615-221-5009
               Attn: Chief Executive Officer
               with a copy to:

               Harwell Howard Hyne Gabbert & Manner, P.C.
               18th Floor, First American Center
               315 Deaderick Street
               Nashville, Tennessee 37238
               Fax: 615/251-1059
               Attn: Michael R. Hill, Esquire

               If to TRHS and Buyer:

               Trinity Medical Center-West Campus
               2701 17th Street
               Rock Island, IL 61201
               Fax: (309) 779-2298
               Attn: Eric Crowell, CEO

               with a copy to:

               Green, Stewart, Farber & Anderson, P.C.
               2600 Virginia Avenue, N.W.
               Suite 1111
               Washington, D.C. 20037
               Attn: Robert W. McCann, Esquire
               Fax: (202) 342-8734

         SECTION 11.3. SURVIVAL OF PROVISIONS. All warranties, representations, hold harmless, and indemnity obligations and restrictions made, undertaken, and agreed to by the parties hereto under this Agreement shall survive the Closing and the execution and delivery of the documents and instruments executed and delivered at the Closing.

         SECTION 11.4 AMENDMENT. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid, unless in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge or change is sought.

         SECTION 11.5 ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the others, except that TRHS and Buyer may assign their rights and obligations under this Agreement in whole or in part, and from time to time, to any affiliate or affiliates of TRHS or Buyer upon written notice to Seller and NAHC, and such assignee shall be considered the TRHS or Buyer, as the case may be, for purposes of this Agreement and all related documents; provided, that such assignment shall not release TRHS or Buyer of their obligations hereunder. Except as noted above, no other person or corporate entity shall acquire or have any rights under or by virtue of this Agreement.

         SECTION 11.6 SEVERABILITY. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then: (a) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (b) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (c) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein and a provision having a similar economic effect shall be substituted; and (d) if the ruling and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

         SECTION 11.7 CHOICE OF LAW. The interpretation of this Agreement and the rights and obligations of Buyer and Seller hereunder shall be governed by the laws of the State of Iowa, without regard to choice of law provisions.

         SECTION 11.8 BINDING BENEFIT. The provisions, covenants and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and its respective legal representatives, successors and assigns.

         SECTION 11.9 HEADINGS. All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same agreement.

         SECTION 11.11 EXPENSES. Except as otherwise provided herein, each of the parties shall bear its own expenses in connection with this Agreement.

         SECTION 11.12 WAIVER. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

         SECTION 11.13 CONSTRUCTION. This Agreement shall not be construed more strictly against any party hereto by virtue of the fact that the Agreement may have been drafted or prepared by such party or its counsel, it being recognized that all of the parties hereto have contributed substantially and materially to its preparation and that this Agreement has been the subject of and is the product of negotiations between the parties.

         SECTION 11.14 CUMULATIVE REMEDIES. Any right, power, or remedy provided under this Agreement to any party hereto shall be cumulative and in addition to any other right, power or




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




remedy provided under this Agreement now or hereafter existing at law or in equity, and may be exercised singularly or concurrently.

         SECTION 11.15 CASUALLY OR CONDEMNATION. If prior to the Closing there shall occur: (i) damage to any of the Real Property caused by fire or other casualty; or (ii) the taking or condemnation of all or any portion of the Real Property as would materially interfere with the use thereof; then in any such event, TRHS and Buyer, within twenty (20) days after TRHS and Buyer have actual knowledge or such damage, taking, or condemnation, may at their option (x) negotiate with Seller for an abatement of the Purchase Price and proceed to Closing on such terms as may be agreed to, or (y) proceed to Closing without an abatement of the Purchase Price and accept assignment from Seller and NAHC all interest of Seller and NAHC in and to any insurance proceeds (subject to confirmation by Seller and NAHC that such assignment will not impair Seller's or NAHC's insurance) or condemnation awards which may be equal to any insurance proceeds which would be payable on account of such occurrence. If such assignment would impair Seller's or NAHC's insurance, then Seller or NAHC shall be obligated to pay Buyer, at Closing, an amount equal to any insurance proceeds which would be payable to Seller or NAHC on account of such occurrence. In the event that the damage, taking, or condemnation would Materially interfere with the operation of the Hospital Facility as an acute care hospital, in addition to their options set forth above, TRHS and Buyer shall have the right to terminate this Agreement upon notice to Seller and NAHC.

         SECTION 11.16. ARBITRATION. In the event of a dispute between the parties arising from or relating to this Agreement, including, but not limited to, construction, interpretation, implementation, or enforcement of this Agreement or the performance or breach of any provision in this Agreement (but specifically excluding disputes arising under any agreement among the parties appearing as a schedule hereto, which shall be resolved according to the terms of each such scheduled agreement), the parties shall meet and confer in good faith to resolve such dispute. In the event such efforts do not resolve the dispute within fifteen (15) days from the date the dispute arises, either party may demand arbitration by the American Arbitration Association, before one (1) arbitrator, under its Commercial Arbitration Rules, such arbitration to be final, conclusive, and binding. Such arbitration shall be conducted in Rock Island County, Illinois. Judgment on the award rendered by the arbitrator may be entered by any court having proper jurisdiction. Notwithstanding the foregoing, any party may seek or assert entitlement to injunctive relief or specific performance in court as an initial matter and shall have no prior obligation to establish in arbitration the entitlement to injunctive relief or specific performance. Further, neither party shall have an obligation to arbitrate any claim against the other party arising from the bankruptcy or insolvency of such other party or any claim arising as a third party claim in a judicial or other proceeding.

         SECTION 11.17. KNOWLEDGE OF NAHC AND SELLER. For purposes of this Agreement, NAHC and Seller will be deemed to have "knowledge" of a particular fact or matter, if the Seller's Representatives (as defined below) have actual knowledge of such fact or matter or reasonably should know of such fact or matter upon due inquiry. For purposes of this definition, "SELLER'S REPRESENTATIVES" shall mean the following persons: (i) Jim Fraser, Chief Executive Officer of the Hospital Facility; (ii) Randy Strickland, the Chief Financial Officer of the Hospital Facility; (iii)




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




Judy Moseley, the Chief Operating/Nursing Officer of the Hospital Facility; (iv) Mary Michalek, the Business Development Director of the Hospital Facility; (v) Ken Anderson, the Home Health Administrator of the Hospital Facility; (vi) Jeff Wendell, the Director of Plant Operations of the Hospital Facility; (vii) Tom Singleton, Chief Executive Officer of NAHC; (viii) Randy Starkweather, Chief Financial Officer of NAHC; (ix) Timothy Hill, Vice President of Finance of NAHC;
(x) Dana McClendon, Corporate Compliance Officer of NAHC; (xi) Ann Price, Manager of Operations and Administration; and (xii) any other person who is known by NAHC or Seller to have knowledge.

         SECTION 11.18 COMPLETION OF SCHEDULES. The Schedules have not been prepared in their draft or final form at the time of execution of this Agreement. Input by Seller and Buyer is necessary to finalize the Schedules and each party agrees to use commercially reasonable efforts to finalize them. The parties shall use their best efforts to complete the Schedules and submit such Schedules to the other parties by July 10, 1999. The submitted Schedules shall be deemed accepted and thereby become Schedules to this Agreement unless: (i) a proposed Schedule would, individually or in aggregate with the effect of items disclosed in other Schedules which were first submitted after signing of this Agreement, constitute a Material Adverse Effect on the receiving party in the receiving party's sole discretion, and (ii) within five (5) business days after receipt of a proposed Schedule, such receiving party provides written notice to opposing counsel reasonably detailing the objection thereof and changes in such proposed Schedule which would make the same acceptable. Should the parties not be able to resolve written objections within ten (10) business days thereafter, then either party may withdraw from this Agreement and terminate it without any obligation or liability of any sort and this Agreement shall be treated as never having been executed or delivered. Acceptance of Schedules shall not mean that the underlying information is acceptable. At or prior to Closing, either party may supplement the Schedules by written notice, and the recipient shall have five business days from receipt of such notice to accept such supplements. If the recipient accepts the supplements, the Schedules shall be deemed to be revised to reflect the supplements. If the recipient reasonably rejects any such supplement by notice or by failing to respond within the required time period, the recipient may withdraw from the Agreement and terminate the Agreement without any obligation or liability of any sort and the agreement shall be treated as never having been executed or delivered.

         SECTION 11.19. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent dated May 13, 1999) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter.




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




         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


  TRINITY HUMAN                              TRINITY REGIONAL HEALTH SYSTEM
  SERVICES CORPORATION

  /s/ Eric Crowell                           /s/ Eric Crowell
  ------------------------------             ----------------------------------
  Signature                                  Signature

  Eric Crowell                               Eric Crowell
  ------------------------------             ----------------------------------
  Print Name                                 Print Name

  President/CEO                              President/CEO
  ------------------------------             ----------------------------------
  Office or Title                            Office or Title



  NEW AMERICAN HEALTHCARE                    NAHC OF IOWA, INC.
  CORPORATION

  /s/ Thomas W. Singleton                    /s/ Thomas W. Singleton
  ------------------------------             ----------------------------------
  Signature                                  Signature

  Thomas W. Singleton                        Thomas W. Singleton
  ------------------------------             ----------------------------------
  Print Name                                 Print Name


  President & CEO                            President
  ------------------------------             ----------------------------------
  Office or Title                            Office or Title



   [Signature Page for the Asset Purchase and Liabilities Assumption Agreement
    by and among Trinity Human Services Corporation, Trinity Regional Health
      System, New American Healthcare Corporation, and NAHC of Iowa, Inc.]





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